AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON MAY 22, 2006
                                                      REGISTRATION FILE NO. 333-


                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM S-8
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933
                                ________________

                           OPHTHALMIC IMAGING SYSTEMS
             (Exact name of registrant as specified in its charter)

             CALIFORNIA                                        94-3035367
   (State or other jurisdiction of                         (I.R.S. Employer
   incorporation or organization)                          Identification No.)

    221 LATHROP WAY, SUITE I SACRAMENTO, CA                  95815
   (Address of Principal Executive Offices)                (Zip Code)

                             2005 STOCK OPTION PLAN
                             2003 STOCK OPTION PLAN
                            (Full title of the plans)

                     ARIEL SHENHAR, CHIEF FINANCIAL OFFICER
                     (Name and address of agent for service)

                                 (916) 646-2020
          (Telephone number, including area code, of agent for service)

                                 WITH A COPY TO:

                             HENRY I. ROTHMAN, ESQ.
                              TROUTMAN SANDERS, LLP
                              THE CHRYSLER BUILDING
                              405 LEXINGTON AVENUE
                            NEW YORK, NEW YORK 10174
                                 (212) 704-6000

                         CALCULATION OF REGISTRATION FEE

----------------------- ------------------ ------------------------ ---------------------------- -------------------
 Title of Securities      Amount to Be        Proposed Maximum      Proposed Maximum Aggregate       Amount of
   to Be Registered       Registered(1)      Offering Price per           Offering Price          Registration Fee
                                                    Share
----------------------- ------------------ ------------------------ ---------------------------- -------------------
Common Stock,
 no par value           613,000 shares(2)         $0.681(3)                  $417,453                 $44.67
----------------------- ------------------ ------------------------ ---------------------------- -------------------
Common Stock,
 no par value           26,000 shares(2)          $1.100(3)                   $28,600                  $3.06
----------------------- ------------------ ------------------------ ---------------------------- -------------------
Common Stock,
 no par value           20,000 shares(2)          $1.96 (3)                   $39,200                  $4.19
----------------------- ------------------ ------------------------ ---------------------------- -------------------
Common Stock,
 no par value           91,000 shares(4)          $1.85(6)                   $168,350                  $18.01
----------------------- ------------------ ------------------------ ---------------------------- -------------------
Common Stock,
 no par value           750,000 shares(5)         $1.85(6)                 $1,387,500                 $148.46
----------------------- ------------------ ------------------------ ---------------------------- -------------------
TOTAL:                  1,500,000 shares                                                              $218.39
----------------------- ------------------ ------------------------ ---------------------------- -------------------

(1) Pursuant to Rule 416(b), there shall also be deemed covered hereby such additional securities as may result from anti-dilution adjustments under the 2003 Stock Option Plan (the "2003 Plan") and the 2005 Stock Option Plan (the "2005 Plan").
(2)  Shares underlying options already granted under the 2003 Plan.
(3)  Calculated pursuant to Rule 457(h) of the Securities Act.
(4)  Shares underlying options to be granted under the 2003 Plan.
(5)  Shares underlying options to be granted under the 2005 Plan.
(6) Estimated solely for the purpose of calculating the registration fee on the basis of, pursuant to Rules 457(h) and 457(c), based on the average of the high and low sales prices of the registrant's Common Stock on May 18, 2006.

                                     PART I.

                            SECTION 10(A) PROSPECTUS

         The documents containing the information specified in Part I of Form S-8 will be sent or given to participants in the 2003 Stock Option Plan (the "2003 Plan") and the 2005 Stock Option Plan (the "2005 Plan" and together with the 2003 Plan, the "Plans") as specified by Rule 428(b)(1) under the Securities Act of 1933, as amended. Such documents are not required to be, and are not being, filed by the Registrant with the Securities and Exchange Commission, either as part of this Registration Statement or as prospectuses or prospectus supplements pursuant to Rule 424 under the Securities Act of 1933, as amended. Such documents, together with the documents incorporated by reference herein pursuant to Item 3 of Part II of this Registration Statement on Form S-8, constitute a prospectus that meets the requirements of Section 10(a) of the Securities Act of 1933, as amended.

                                    PART II.

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 3.  INCORPORATION OF DOCUMENTS BY REFERENCE.

         The following documents heretofore filed by Ophthalmic Imaging Systems (the "Company") with the Securities and Exchange Commission (the "Commission") are incorporated herein by reference: (1) the Company's annual report on Form 10-KSB for the fiscal year ended December 31, 2005 filed with the Commission on March 28, 2006, (2) the Company's quarterly report on Form 10-QSB for the quarter ended March 31, 2006, filed with the Commission on May 11, 2006, (3) the Company's current reports on Form 8-K filed with the Commission on April 5, 2006 and May 9, 2006, and (4) the description of the Company's Common Stock contained in the registrant's Registration Statement on Form 8-A filed with the Commission on May 13, 1992.

         All documents filed subsequent to the date of this Registration Statement pursuant to Sections 13(a), 13(c), 14 or 15(d) of the 1934 Act, prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be a part hereof from the date of the filing of such documents. Any statement contained in a document incorporated or deemed to be incorporated herein by reference shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement.

ITEM 4.  DESCRIPTION OF SECURITIES.

         Not Applicable.

ITEM 5.  INTERESTS OF NAMED EXPERTS AND COUNSEL.

         Not Applicable.

ITEM 6.  INDEMNIFICATION OF DIRECTORS AND OFFICERS.

         Section 317 of the California Corporations Code ("Section 317") states that a corporation shall have the power to indemnify any person who was or is a party or is threatened to be made a party to any proceeding (other than an action by or in the right of the corporation to procure a judgment in its favor) by reason of the fact that the person is or was an agent of the corporation, against expenses, judgments, fines, settlements, and other amounts actually and reasonably incurred in connection with the proceeding if that person acted in good faith and in a manner the person reasonably believed to be in the best interests of the corporation and, in the case of a criminal proceeding, had no reasonable cause to believe the conduct of the person was unlawful. In addition, a corporation shall have the power to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending, or completed action by or in the right of the corporation to procure a judgment in its favor by reason of the fact that the person is or was an agent of the corporation, against expenses actually and reasonably incurred by that person in connection with the defense or settlement of the action if the person acted in good faith, in a manner the person believed to be in the best interests of the corporation and its shareholders.

         With regard to a provision authorizing the indemnification of directors or agents in excess of that expressly permitted by Section 317, Section 204 of the California Corporations Code ("Section 204") stipulates that (A) such a provision may not eliminate or limit the liability of directors or agents, among other things, (i) for acts or omissions that involve intentional misconduct or a knowing and culpable violation of law, (ii) for acts or omissions that a director or agent believes to be contrary to the best interests of the corporation or its shareholders or that involve the absence of good faith on the part of the director or agent, (iii) for any transaction from which a director or agent derived an improper personal benefit, (iv) for acts or omissions that show a reckless disregard for the director's or agent's duty to the corporation or its shareholders in circumstances in which the director or agent was aware, or should have been aware, in the ordinary course of performing a director's or agent's duties, of a risk of serious injury to the corporation or its shareholders, or (v) for acts or omissions that constitute an unexcused pattern of inattention that amounts to an abdication of the director's or agent's duty to the corporation or its shareholders, (B) no such provision shall eliminate or limit the liability of a director or agent for any act or omission occurring prior to the date when the provision becomes effective, and (C) no such provision shall eliminate or limit the liability of an officer for any act or omission as an officer, notwithstanding that the officer is also a director or agent or that his or her actions, if negligent or improper, have been ratified by the directors.

         For purposes of Section 317, "agent" means any person who is or was a director, officer, employee or other agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another foreign or domestic corporation, partnership, joint venture, trust or other enterprise, or was a director, officer, employee or agent of a foreign or domestic corporation which was a predecessor corporation of the corporation or of another enterprise at the request of the predecessor corporation; "proceeding" means any threatened, pending or completed action or proceeding, whether civil, criminal, administrative or investigative; and "expenses" includes without limitation attorneys' fees and any expenses of establishing a right to indemnification.

         The Company's Certificate of Incorporation provides that the liability of the directors for monetary damages shall be eliminated to the fullest extent under California Law. In addition, it provides that the Company is authorized to provide indemnification to agents (as defined in Section 317) for breach of duty to the Company and its shareholders through bylaw provisions or through agreements with agents, or both, in excess of the indemnification permitted by
Section 317, subject to the limits on such excess  indemnification  set forth in
Section 204. The Bylaws of the Company provide that the Company may indemnify any director, officer, agent or employee as to those liabilities and those terms and conditions as are specified in Section 317, and that the Company shall have the right to purchase and maintain insurance on behalf of any such person whether or not the Company would have the power to indemnify such person against the liability insured against.

ITEM 7.  EXEMPTION FROM REGISTRATION CLAIMED.

         Not Applicable.

ITEM 8.  EXHIBITS.
         --------

         Exhibit
         Number
         ------

         4(a) Articles of Incorporation of the Registrant (incorporated by reference to the registrant's Registration Statement on Form S-18, filed on April 6, 1992, file number 33-46864-LA).

         4(b) Amended and Restated Bylaws of the Registrant (incorporated by reference to Exhibit 99.1 of the registrant's Current Report on Form 8-K, filed on May 5, 2005).

         5 Opinion and consent of Troutman Sanders LLP, counsel to the Company, as to the legality of the securities being offered.*

         23.1     Consent of Perry-Smith LLP.*

         23.2     Consent of Troutman Sanders LLP (contained in Exhibit 5).*

         24 Power of Attorney (contained in the signature page to this registration statement).

         99.1     2003 Stock Option Plan.*

         99.2     2005 Stock Option Plan.*

         99.3 Form of Stock Option Agreement for the grant of stock to employees of Registrant under the Plans.*

         99.4 Form of Stock Option Agreement for the grant of stock to non-employees of Registrant under the Plans.*

         ____________________________
         *Filed herewith

ITEM 9.  UNDERTAKINGS.

         The undersigned registrant hereby undertakes:

         (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

             (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

             (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high and of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement.

             (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, that paragraphs (1)(i) and (1)(ii) do not apply if the registration statement is on Form S-3, Form S-8, and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the registrant pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement.

         (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

         The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in this registration statement shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of Sacramento, State of California, on May 10, 2006.

                                    OPHTHALMIC IMAGING SYSTEMS


                                    By:   /s/ Ariel Shenhar
                                          --------------------------------------
                                          Ariel Shenhar, Chief Financial Officer


                                POWER OF ATTORNEY

         KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints each of Gil Allon and Ariel Shenhar his true and lawful attorneys-in-fact and agents, each with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments, including post-effective amendments, to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that each said attorneys-in-fact and agents or any of them, or their or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

         Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.


               Signature                   Title                        Date

/s/ Gill Allon                  Chief Executive Officer and         May 10, 2006
---------------------------     Director
Gil Allon

/s/ Ariel Shenhar               Chief Financial Officer,            May 10, 2006
---------------------------     Secretary and Director
Ariel Shenhar

/s/ Yigal Berman                Director                            May 10, 2006
---------------------------
Yigal Berman

/s/ Michael Benoff              Director                            May 10, 2006
---------------------------
Michael Benoff

/s/ Merle Symes                 Director                            May 10, 2006
---------------------------
Merle Symes

                                  EXHIBIT INDEX


         Exhibit
         Number
         ------

         4(a) Articles of Incorporation of the Registrant (incorporated by reference to the registrant's Registration Statement on Form S-18, filed on April 6, 1992, file number 33-46864-LA).

         4(b) Amended and Restated Bylaws of the Registrant (incorporated by reference to Exhibit 99.1 of the registrant's Current Report on Form 8-K, filed on May 5, 2005).

         5 Opinion and consent of Troutman Sanders LLP, counsel to the Company, as to the legality of the securities being offered.*

         23.1     Consent of Perry-Smith LLP.*

         23.2     Consent of Troutman Sanders LLP (contained in Exhibit 5).*

         24 Power of Attorney (contained in the signature page to this registration statement).

         99.1     2003 Stock Option Plan.*

         99.2     2005 Stock Option Plan.*

         99.3 Form of Stock Option Agreement for the grant of stock to employees of Registrant under the Plans.*

         99.4 Form of Stock Option Agreement for the grant of stock to non-employees of Registrant under the Plans.*

         ____________________________
         *Filed herewith